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                                                                EXHIBIT 10.22

                         MARKET SQUARE CENTER BUILDING

                               OFFICE SPACE LEASE       Tenant:
                                                        NATIONAL TECHTEAM, INC.

                                     Index                           Article

Basic Lease Provisions and Identification of Exhibits ..................  1
Premises, Term and failure to Give Possession ..........................  2
Rent ...................................................................  3
Security Deposit .......................................................  4
Services ...............................................................  5
Possession, Use and Enjoyment of Premises ..............................  6
Condition of Premises ..................................................  7
Assignment and Subletting ..............................................  8
Maintenance ............................................................  9
Alterations and Improvements ........................................... 10
Waiver of Claims and Indemnity ......................................... 11
Landlord's Remedies .................................................... 12
Surrender of Premises .................................................. 13
Holding Over ........................................................... 14
Damage by Fire or Other Casualty ....................................... 15
Eminent Domain ......................................................... 16
Tenant's Insurance ..................................................... 17
Rules and Regulations .................................................. 18
Landlords Rights ....................................................... 19
Estoppel Certificate ................................................... 20
Relocation of Tenant ................................................... 21
Rent Adjustments and Payments .......................................... 22
Real Estate Brokers .................................................... 23
Subordination and Attornment ........................................... 24
Notices ................................................................ 25
Exculpation ............................................................ 26
Miscellaneous .......................................................... 27

                                   ARTICLE 1

             BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

1.01  BASIC LEASE PROVISIONS.

   A. Building and Address:  Market Square Center Building, 151 North Delaware,
                             Indianapolis, Indiana 46204

   B. Landlord and Address:  MET LIFE INTERNATIONAL REAL ESTATE PARTNERS
                             LIMITED PARTNERSHIP, a Delaware limited
                             partnership, having its principal office at One Madison Avenue, New York, New York 10010

   C. Tenant:  NATIONAL TECHTEAM, INC., a Delaware corporation,

   D. Date of Lease:  November 27, 1995

   E. Lease Term:  5 years

   F. Commencement Date of Term:  January 1, 1996

   G. Expiration Date of Term:  December 31, 2000

   H. Monthly Base Rent:  $1,959.00

   I. Rentable Area of the Premises:  Approximately 1,881 square feet

   J. Security Deposit:  N/A

   K. Floor(s):  A portion of the concourse level - see attached Exhibit A.

   L. Tenant's Proportionate Share:  0.47%

   M. Tenant's Use of Premises:  office use

   N. Brokers:  F.C. Tucker Company, Inc. and William J. Moore

   O. Base Year:  1995

   P. Number of Parking Spaces:  3

1.02 ENUMERATION OF EXHIBITS. The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

           Exhibit A.  Plot Plan of Premises
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                                   ARTICLE 2

                 PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01 LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Premises") shown on Exhibit A which are or will be contained in the office building (the "Building") located at 151 North Delaware, Indianapolis, Indiana, for the term and upon the conditions provided in this Lease.

2.02 TERM. The term of this Lease (the "Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of:

        (i)  the date specified in 1.01F or
        (ii) the date Tenant first occupies all or part of the Premises.

The Term shall expire on the date (the "Expiration Date") specified in 1.01G, unless sooner terminated as otherwise provided elsewhere in this Lease.

2.03 FAILURE TO GIVE POSSESSION. If Landlord shall be unable to give possession of the Premises on the Commencement Date by reason of any of the following: (i) Landlord has not completed its preparation of the Premises, (ii) Landlord is unable to give possession of the Premises by reason of the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Monthly Base Rent and the Rent Adjustments reserved and covenanted to be paid herein shall not commence until the Premises are available for occupancy by Tenant, unless Landlord's failure to give possession of the Premises is due to the fault of Tenant, and no such failure to give possession on the Commencement Date shall affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed to extend the term of this Lease. If the Premises are ready for occupancy prior to the Commencement Date and Tenant occupies the Premises prior to said date, Tenant shall pay Monthly Base Rent and Rent Adjustments for the period of occupancy prior to the Commencement Date on a per diem basis. The Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or shall be caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Premises are ready for Tenant's occupancy, the decision of Landlord's space planner shall be final and binding on the parties.

                                   ARTICLE 3

                                      RENT

Tenant agrees to pay to Landlord at the office of the managing agent (the "Manager") of the Landlord, or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever and without relief from valuation and appraisement laws, base rent at the initial monthly rate specified in 1.01H ("Monthly Base Rent") during the Term of the Lease. In addition to Monthly Base Rent, Tenant shall pay Rent Adjustments pursuant to Section 22.02 and 22.04 and Rent Adjustment Deposits pursuant to Section 22.03. Unless otherwise provided to the contrary in this Lease, Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent shall be prorated for partial months within the Term. All other charges, costs and sums required to be paid by Tenant to Landlord under this Lease shall be deemed additional rent, and together with Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits shall hereinafter be collectively called "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                   ARTICLE 4

                                SECURITY DEPOSIT

As security for the performance of its obligations under this Lease and the Workletter, Tenant upon its execution of this Lease has paid to Landlord a security deposit (the "Security Deposit") in the amount specified in 1.01(J). The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay any interest on the Security Deposit. Within 45 days after the Expiration Date, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or measure of damages for any default by Tenant under this Lease, nor shall it be a bar to defense of any action which Landlord may at any time commence against Tenant.

                                   ARTICLE 5

                                   SERVICES

5.01 LANDLORD'S GENERAL SERVICES. Landlord, as long as Tenant is not in default under any of the covenants of this Lease, shall provide the following services: (a) heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding national holidays, to the extent necessary for the comfortable occupancy of the Premises (subject to all applicable mandatory regulations and laws) under normal business operation, (b) electrical power sufficient for the operation of building standard lighting, typewriters, office copying machines and other machines of similar low electrical consumption, but not in excess of one kilowatt hour per month per square foot of rentable area in the Premises and not including electricity required for electronic data processing equipment, special lighting in excess of building standard, or any other item of electrical equipment which (singly) consumes more than 500 watts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase; and provided that if the installation of any of Tenant's equipment, or any special electrical equipment installed by Landlord to service Tenant's equipment, requires additional air conditioning or ventilating capacity above that provided by the Building's standard systems, then the additional air conditioning and/or ventilating equipment shall be provided by Tenant and the installation and operating costs of such additional equipment will be the obligation of Tenant and will be paid by Tenant within ten (10) days after Tenant's receipt from Landlord of a bill for such costs, (c) tepid water for use in lavatories Landlord installs for use in common with other tenants. If Tenant desires water in the Premises, cold water only shall be supplied from City of Indianapolis mains drawn through a line, meter and fixtures installed by Tenant, at Tenant's expense, with Landlord's consent. Tenant shall pay Landlord as additional Monthly Base Rent, at rates fixed by Landlord, charges for all water furnished to the Premises, (d) customary cleaning and janitorial services in the Premises substantially similar to those provided in other similar office buildings in the City of Indianapolis, Monday through Friday, excluding national holidays, (e) automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to scheduling by Landlord. The term national holidays as used in this Section 5.01 shall also include other holidays recognized by Landlord and the janitor and other union servicing the Building in accordance with their contracts, (f) lamps, bulbs, tubes and ballasts for building standard lighting fixtures initially used in the Premises, but Tenant shall reimburse Landlord for the cost and expense of replacement lamps, bulbs, tubes and ballasts and the installation thereof, (g) building security service during weekends and after normal working hours during the week; provided, however, Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages done by persons in the Building. If Landlord determines that Tenant is a substantial user of any utilities which are not separately metered, Landlord may require Tenant to install submeters for such utilities, at Tenant's sole cost and expense.

5.02 ELECTRICAL SURVEY. Landlord may employ an independent power consumption survey expert to render an opinion as to the quantity of electricity consumed by Tenant. If such survey indicates Tenant's consumption is in excess of one kilowatt hour per month per square foot of rentable area in the Premises, Tenant shall pay the cost of such survey together with the cost to Landlord of such excess electrical consumption. Should any of the equipment or machinery utilized in supplying the services listed herein cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rental or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding any other provisions hereof, in the event that any law, ordinance or other governmental regulation now or hereafter in effect shall impose a limit or allocation to the Building of any utility or other service, whether or not the same is to be supplied to the Building or the Premises by Landlord pursuant to Section 5.01 above, then Tenant shall not use or cause to be consumed on the Premises, nor shall Landlord be required to provide to the Premises hereunder, such utility or other service in an amount or in a manner which would result in violation by Landlord or Tenant of such law, ordinance or regulation.

5.03 ADDITIONAL AND AFTER-HOUR SERVICES. Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in
5.01 above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in 5.01 above (including but not limited to the operation of special air-conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant or other utility services at times other than those specified in said section). Tenant shall pay to Landlord 115% of the Landlord's then prevailing cost for such services (other than utilities which shall be billed to Tenant at Landlord's actual cost for the same) (such cost specifically shall include amortization of Landlord's equipment) and Tenant shall pay to Landlord the cost for such additional services, within 10 days after the receipt of Landlord's invoices therefor. If Tenant shall fail to make any such payment Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services.

5.04 DELAYS IN FURNISHING SERVICES. Landlord does not warrant that any of the above services will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God, or the enemy, governmental action, repairs, mechanical breakdown, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies or any other cause or causes beyond the reasonable control of Landlord. No failure or delay in furnishing any service caused in whole or in part


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by any one or more of the causes specified hereunder shall result in any liability of Landlord to Tenant, or be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligations of Tenant under this Lease.

                                   ARTICLE 6

                    POSSESSION, USE AND ENJOYMENT OF PREMISES

6.01 POSSESSION AND USE OF PREMISES. Tenant shall be entitled to possession of the Premises upon substantial completion of the improvements to the Premises, provided, however, that such possession does not interfere with Landlord's completion of the Premises. Tenant shall occupy and use the Premises only for general office purposes in order to conduct the business specified in Section 1.01M and for no other purpose whatsoever without the prior written consent of Landlord. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any applicable legal, governmental or quasi-governmental environmental or other requirement, ordinance or rule (including, without limitation, the Board of Fire Underwriters); (b) may be dangerous to persons or property; or (c) is contrary to or prohibited by the terms and conditions of this Lease including the rules and regulations hereof.

6.02 ACCESS TO PREMISES. Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter upon the Premises, to inspect the same, to perform janitorial and cleaning services and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant, in whole or in part and the rent reserved shall not abate (except as provided in Article 15) while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit any entry into said Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley.

                                   ARTICLE 7

                            CONDITION OF PREMISES

Tenant shall notify Landlord in writing within 10 days after Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant, other than damage caused by Tenant's own actions. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as stated in this Lease.

                                   ARTICLE 8

                           ASSIGNMENT AND SUBLETTING

8.01 CONSENT REQUIRED. Without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise. If Tenant desires to enter into any sublease or assignment, Tenant shall deliver written notice thereof to Landlord, together with financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee and a copy of the proposed sublease or assignment agreement at least
60 days prior to the commencement date of the term of the proposed sublease or assignment. In making its determination of whether to consent to any proposed sublease or assignment, Landlord may take into consideration the business reputation and credit worthiness of the proposed subtenant or assignee; the intended use of the Premises by the proposed subtenant or assignee; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; and any other factors which Landlord shall deem relevant. The withholding or granting of any such consent shall be in the sole discretion of Landlord. Landlord shall in no event be obligated to consider a consent to any proposed sublease or assignment of the Premises if Tenant is then in default under this Lease. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease, and in the event of an assignment, the instrument shall contain a clause obligating the assignee to assume Tenant's obligations to Landlord during the term of the assignment Tenant shall pay Landlord on the first day of each month during the term of the sublease, the excess of all rent and other consideration due from the subtenant or assignee for such month over that portion of the Monthly Base Rent and Rent Adjustment due under this Lease for said month which is allocable to the space sublet or assigned.

8.02 LANDLORD'S OPTION. In the event Landlord consents pursuant to Article 8.01 above to any sublease of the Premises, Landlord shall have the option to exclude from the Premises covered by this Lease, the space proposed to be sublet by Tenant, effective as of the proposed commencement date of sublease of said space by Tenant. Landlord may exercise said option by giving Tenant written notice thereof within 20 days after receipt by Landlord of Tenant's notice of the proposed sublease. In the event Landlord exercises said option, Tenant shall surrender possession of the proposed sublease space to Landlord on the effective date of exclusion of said space from the Premises covered by this Lease, and neither party hereto shall have any further rights or liabilities with respect to said space under this Lease. Effective as of the date of exclusion of any portion of the Premises covered by this Lease pursuant to this paragraph, (i) the Monthly Base Rent specified in 1.01H shall be reduced in the same proportion as the number of square feet of rentable area contained in the portion of the Premises so excluded bears to the number of square feet of rentable area contained in the Premises prior to such exclusion, and (ii) the Rentable Area of the Premises specified in 1.01I and Tenant's Proportionate Share specified in 1.01L shall be decreased in the same proportion that the Premises has been decreased, for all purposes under this Lease.

8.03 TENANT'S LIABILITY. In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease. For purposes of this Article 8, an assignment shall be deemed to include a change in the majority control of Tenant, if Tenant is a partnership or a corporation whose shares of stock are not traded publicly. If Landlord grants consent to such sublease of assignment Tenant shall pay all of the attorney fees of Landlord incurred with respect to such assignment or sublease. In addition, if Tenant has any options to renew the term of this Lease, such options shall not be available to any subtenant, directly or indirectly.

                                   ARTICLE 9

                                  MAINTENANCE

9.01 LANDLORD'S MAINTENANCE. Landlord shall maintain and make necessary repairs to foundations, roofs, exterior walls, marquees, and the structural elements of the Building, and, subject to the provisions of Article 15, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating such repairs. As used in this Section 9.01, the "exterior walls" do not include interior glass, windows, doors, window sashes or frames, door frames or office fronts of the Premises.

9.02 TENANT'S MAINTENANCE. Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters). Tenant shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. If Tenant fails to perform any of its obligations set forth in this Section 9.02, Landlord may, in its sole discretion, perform the same, and Tenant shall pay to Landlord the cost therefor upon demand.

                                   ARTICLE 10

                          ALTERATIONS AND IMPROVEMENTS

10.01 TENANT'S ALTERATIONS. Tenant shall not, without the prior written consent of Landlord, make or cause to be made any alterations, improvements, additions, installations or decorations in or to the Premises.
If Landlord so consents, before commencement, of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval architectural plans and specifications, names and addresses of all contractors and subcontractors, copies of all contracts, affidavits from engineers acceptable to Landlord stating that the alterations will not in any way adversely affect the mechanical, heating, ventilating, air-conditioning, and the electrical systems in the Building, necessary permits and licenses, certificates of insurance and instrument of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, and such other documents requested by Landlord, all in such form and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work.


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or delivery of any materials into the Premises.  Tenant shall provide
Landlord with appropriate evidence of Tenant's ability to pay for such work and materials in full, and, if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. Whether or not Tenant furnishes the foregoing, Tenant agrees to indemnify and hold Landlord, any mortgagee of the Building, the Manager and their respective directors, officers, agents and employees (hereinafter for convenience sometimes collectively referred to as the "Indemnities") forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be done only by contractors or mechanics approved by Landlord and at such time and in such manner as Landlord may from time to time designate. Tenant shall pay the cost of all such work and the cost of decorating the Premises and the Building occasioned thereby. Upon completion of such work, Tenant shall furnish Landlord with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith. All such work shall be in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable insurance companies.
All such work shall be done in a good and workmanlike manner and with the use of good grades of materials and in accordance with the approved plans and specifications. Tenant shall permit Landlord, if Landlord so desires, to supervise construction operations in connection with such work. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. All alterations, improvements, temporary or permanent, additions and installations to or on the Premises, whether placed there by Landlord or Tenant, shall, unless Landlord requests their removal, become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant.

10.02 LIENS. Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land (as defined in Section 22.01(I)), the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant immediately either shall have such lien or claim for lien released of record or shall deliver to Landlord either: (i) a bond in form, content, amount, and issued by surety satisfactory to Landlord, indemnifying Landlord, the Indemnities and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof, or (ii) endorsements to the title policies of Landlord and Landlord's mortgagee "insuring over" such liens satisfactory to Landlord and Landlord's mortgagee, respectively. If Tenant fails to have such lien or claim for lien so released or to deliver such bond or title endorsement to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees. Landlord and Tenant hereby expressly agree that Landlord has not consented to any work being performed on the Premises at the direction of Tenant nor the placement of any liens thereon.

                                   ARTICLE 11

                         WAIVER OF CLAIMS AND INDEMNITY

11.01 WAIVER OF CLAIMS. To the extent permitted by law, Tenant releases the Indemnities (as defined in Section 10.01 hereof) from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting from the Building or Premises, or any part of either, or any equipment appurtenance, becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants. This Section 11.01 shall apply especially, but not exclusively to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Landlord or of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from any thing or circumstances above mentioned or referred to, or any other thing or circumstances whether of a like nature or of a wholly different nature. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, agents, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total cost of such repairs. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against Tenant.

11.02 INDEMNITY. Tenant agrees to indemnify and hold the Indemnities (as defined in Section 10.01 hereof) harmless against any and all claims, demands, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from Tenant's occupation of the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any acts or negligence of Tenant, its agents, servants, employees or invitees, in or about the Premises. In case of any action or proceeding brought against the Indemnities by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

11.03 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Premises, the Building or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 11.03 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one of more policies of fire and extended coverage insurance notice of the provisions of this Section 11.03 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 11.03.

                                   ARTICLE 12

                              LANDLORD'S REMEDIES

12.01 EVENTS OF DEFAULT. Each of the following shall constitute a breach of this Lease by Tenant: Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments when due; Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within 15 days after written notice thereof to Tenant; the interest of Tenant in this Lease is levied upon under execution or other legal process; a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefore, or to delay payment of, reduce or modify Tenant's debts, or any petition is filed or other action taken to reorganize or modify Tenant's capital structure or upon the dissolution of Tenant; Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant's property; or Tenant abandons the Premises for a continuous period of five days or more provided that Tenant shall not be in default so long as the Premises are kept in a clean and orderly fashion and Tenant pays all Rent as it becomes due.

12.02 LANDLORD'S REMEDIES. In the event of any breach of this Lease by Tenant, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity: (a) terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, Rent for the balance of the Term, all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), or
(b) terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If Landlord fails or refuses to relet the Premises or if the Premises are relet and a sufficient sum not be realized therefrom after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord, a sum equal to the amount of Rent due under this Lease for each such monthly period, or if the Premises have been relet, Tenant shall pay such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to this subsection (b) of this Section 12.02, to terminate Tenant's right of possession only without terminating this Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as provided in Article 13 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease.

Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity; and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

12.03 ATTORNEYS' FEES. Tenant shall pay upon demand, all costs and expenses, including attorneys' fees, incurred by Landlord in enforcing the observance and performance by Tenant of all covenants, conditions and provisions of this Lease to be observed and performed by Tenant, or resulting from Tenant's default under this Lease.

                                   ARTICLE 13

                             SURRENDER OF PREMISES

Upon expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, or any part thereof, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, provided Tenant immediately shall repair all damage resulting from such removal and shall restore the Premises to a tenantable condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove all of Tenant's movable personal property, as aforesaid, Landlord may remove any of such property therefrom without any liability to Tenant. All movable personal property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord without any cost or credit therefor and Landlord may at its option and at Tenant's expense, store and/or dispose of such property.

                                   ARTICLE 14
                                  HOLDING OVER

Tenant shall pay Landlord double the Monthly Base Rent, plus Landlord's estimate of the Rent Adjustments then applicable, for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease, and also shall pay all damages sustained by Landlord, consequential as well as direct, by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any reentry rights of Landlord hereinbefore or by law provided. If Tenant retains possession of the Premises, or any part thereof, for 30 days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease on a month-to-month basis on the same terms and conditions as provided in this Lease.

                                   ARTICLE 15

                        DAMAGE BY FIRE OR OTHER CASUALTY

15.01 SUBSTANTIAL UNTENANTABILITY. If the Building or the Premises are made substantially untenantable by fire or other casualty, Landlord may elect either to: (a) terminate this Lease as of the date of the fire or other casualty by giving Tenant written notice thereof within 90 days after said date; or (b) proceed to repair or restore the Building or the Premises, other than leasehold improvements and personal property paid for or installed by Tenant, and this Lease shall remain in full force and effect.

If Landlord elects to proceed pursuant to subsection (b) above, Landlord shall notify Tenant thereof within 90 days after the date of such fire or other casualty, which notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. In the event such estimate indicates that the time so required will exceed 180 days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to Landlord not later than 20 days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed with 180 days, or if Tenant fails to exercise its right to terminate this Lease, as aforesaid, this Lease shall remain in force and effect.

15.02 INSUBSTANTIAL UNTENANTABILITY. If the Premises or the Building are damaged by fire or other casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises, other than the leasehold improvements and personal property paid for or installed by Tenant, unless such damage occurs during the last 12 months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice thereof to Tenant within 30 days after the date of such fire or other casualty.

15.03 RENT ABATEMENT. Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered substantially untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

                                   ARTICLE 16

                                 EMINENT DOMAIN

16.01 TAKING OF WHOLE OR SUBSTANTIAL PART. In the event the whole or any substantial part of the Building, the Land (as defined in Section 22.01(I) or the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of said date.

16.02 TAKING OF PART. In the event a part of the Land, Building or the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section 16.01, the Lease shall be amended to reduce the Monthly Base Rent in the same ratio as the number of square feet of rentable area in the Premises so taken or condemned bears to the number of square feet of rentable area then leased by Tenant and to adjust Tenant's Proportionate Share to reflect its percentage of rentable area in the Building compared to the total rentable area remaining after such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale and to the extent such funds are available from Landlord's mortgagees, shall make necessary repairs and restorations (exclusive of Tenant's leasehold improvements and personal property paid for or installed by Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural unit. In the event of a partial taking or condemnation of the Premises and/or the Building as herein described, the rentable area of the Premises then leased by Tenant and/or the rentable area of the Building as specified in this Lease, respectively, shall be reduced for ail purposes under this Lease by the number of square feet of rentable area of the Premises and/or the Building, respectively, so taken or condemned. Notwithstanding the foregoing, if as a result of any taking including a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days' prior written notice.

16.03 COMPENSATION. Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award.

                                   ARTICLE 17

                               TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in full force and effect during the Term of the Lease, Comprehensive General Liability Insurance naming Landlord and Tenant as insured parties and covering the Premises on an "occurrence" basis against all claims for personal injury, bodily injury, death and property damage and including contractual liability specifically covering the indemnification provision in Article 11.02 and be for such limits as reasonably required by the Landlord from time to time, but not less than a combined single limit of $1,000,000.

Prior to the Commencement Date and at any time thereafter upon Landlord's request, Tenant shall submit to Landlord a Certificate(s) of Insurance as evidence of the insurance required in this Article. Such Certificate shall stipulate that the insurance certified thereby shall not be materially changed or cancelled by the insurer or any insured thereunder without 30 days' prior written notice to Landlord.

Tenant, on its own behalf and on behalf of any insurer providing insurance on Tenant's property, waives any claim against Landlord with respect to any damage to Tenant's property which is, or customarily is, covered by a standard insurance policy for fire and extended coverage.

                                   ARTICLE 18

                             RULES AND REGULATIONS

18.01 RULES AND REGULATIONS. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all rules and regulations established by Landlord from time to time, and with all reasonable modifications and additions thereto which Landlord may from time to time hereafter make.

18.02 VIOLATION AND ENFORCEMENT. In addition to all other liabilities, rights and remedies for breach of any covenant of this Article 18, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as additional rent an amount equal to any increase in insurance premium or premiums caused by such breach. Any violation of this Article 18 may be restrained by injunction. Tenant shall be liable to Landlord for all damages resulting from violation of any of the provisions of this Article 18. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce provisions of this Article 18 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 19

                               LANDLORD'S RIGHTS

Landlord shall have the following rights exercisable without notice
(except as expressly provided to the contrary in this Lease), without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (1) To change the Building's name or street address upon 30 days' prior written notice to Tenant; (2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, draperies, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the Premises to prospective tenants at reasonable hours during the last 12 months of the Term; (5) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises, (7) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies used on the Premises; (8) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (9) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes; and (10) to control the common areas of the Building in such manner as Landlord deems necessary or proper (including, without limitation, requiring all persons entering or leaving the Building to identify themselves and their business in the Building; or excluding or expelling any peddler, solicitor or loud or unruly person from the Building).

                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

Within ten (10) days after request therefor by Landlord or any mortgagee, or prospective mortgagee, Tenant agrees to deliver to Landlord or any prospective owner or mortgagee, or prospective mortgagee, an Estoppel Certificate in recordable form, binding upon Tenant, wherein Tenant shall certify and agree that: (a) the Lease is in full force and effect, and indicate what the Commencement Date of the Lease is; (b) Tenant has no offsets or defenses to its performance of the terms and conditions of this Lease, including the payment of rent, if such be the case, or if Tenant believes in good faith there are any such defenses or offsets, specifying the same; (c) Tenant is in the possession of the Premises; (d) Tenant will not pay rent more than one (1) month in advance to the Landlord; (e) Tenant will not look to any mortgagee for any security deposits paid to Landlord hereunder unless such deposits have been received in cash by such mortgagee; (f) If an assignment of rents; or leases has been served upon the Tenant by a mortgagee or prospective mortgagee, acknowledging receipt thereof and agreeing to be bound by the provisions thereof; (g) Tenant will give to the first mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (h) Any other reasonable requirements of Landlord or a mortgagee.


                                   ARTICLE 21

                              RELOCATION OF TENANT

At any time after the execution date of this Lease, Landlord may substitute for the Premises, other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease; provided, the New Premises shall be substantially similar to the Premises in area, location and configuration; the substitution shall be made in order to lease the Premises to a tenant of the Building or a proposed tenant who as a result of such tenancy will occupy, all or a substantial part of the floor of the Building on which the Premises are located; if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises; Landlord shall give Tenant not less than 30 days' prior written notice of such substitution; and Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved, or if not then improved, Landlord, at its expense, shall improve the New Premises in accordance with plans and specifications to be prepared by Landlord.

                                   ARTICLE 22

                         RENT ADJUSTMENTS AND PAYMENTS

22.01 DEFINITIONS. For all purposes of this Lease, the following words and phrases shall have the following meanings:

     A.   "BASE YEAR" shall be the calendar year described in Section 1.01(O).

     B. "RENT ADJUSTMENT" or "RENT ADJUSTMENTS" means any amount owed by Tenant resulting from increases in Operating Expenses or Taxes, as hereinafter defined. The Rent Adjustments shall be determined under Section
     22.02 and shall be paid in addition to Monthly Base Rent as provided in
     Section 22.04.

     C. "ADJUSTMENT YEAR" means the calendar year (or any portion thereof) in which the Commencement Date occurs and for which a Rent Adjustment computation is being made.

     D. "RENT ADJUSTMENT DEPOSIT" shall be equal to the Rent Adjustment attributable to each month within the latest Adjustment Year for which the Rent Adjustment has been or is being determined. The Rent Adjustment Deposit shall be calculated by dividing the Landlord's estimate of the total annual increase in Operating Expenses and Taxes for the latest Adjustment Year by the number of square feet in the Building, and then multiplying the quotient thereof times the Rentable Area of the Premises and then dividing the product thereof by 12.

     E. "OPERATING EXPENSES" shall mean all costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of the Real Property (as hereinafter defined) including capital expenses necessary to cause the Building to conform to any new building codes enforced by a governmental authority, current amortization of capital improvements reasonably necessary for the operation and maintenance of the Building and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection with the Real Property, including without limitation, insurance and utility expenses (including the cost of energy management systems), except as hereinafter provided. Operating Expenses shall not include the following: costs of improvement of the Premises and the premises of other tenants of the Building; charges for depreciation of the Building; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; expenses incurred in enforcing obligations of other tenants of the Building; salaries and other compensation of executive officers of the Manager senior to the individual building manager; any expenditures for which Landlord has been reimbursed (other than pursuant to rent, rent adjustment and escalation provisions provided in leases); and capital improvements to the Building (except as provided above). If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of the Landlord, such expenses may be proportionately allocated among such calendar years.

     F. "TAXES" shall mean all federal, state and local governmental taxes, assessments and charges (including, without limitation, transit or transit district taxes or assessments), of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Real Property, or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes). For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year, rather than Taxes which are assessed or become a lien during such year. There shall be included in taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year shall be reduced by the net amount of any tax refund received by Landlord during such year. If a special assessment payable in installments is levied against the Real Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

     G. "RENTABLE AREA OF THE PREMISES" as set forth in 1.01(I) is determined by using the American National Standard method for measuring floor area in office buildings as adopted by the Building Owners and Managers Association ("BOMA"). The "Rentable Area" standard is used for all floors of the Building except for the first and lower concourse floors, as to which measurement is based on the "Usable Area" standard for measuring floor area in office buildings as adopted by BOMA.

     H.   "RENTABLE AREA OF THE BUILDING" is 396,300 square feet.

     I. "REAL PROPERTY" means the Building, the Land (which means and includes the parcel or parcels which are owned and/or leased by or for Landlord and which are used in connection with the ownership, management or operation of the Building) and the personal property used in conjunction with both.

22.02 RENT ADJUSTMENTS.  Tenant shall pay to Landlord, as provided in Section
22.04 below, Rent Adjustments during the Term as follows:

          A. If the amount of Operating Expenses attributable to any calendar year during the Term is greater than the Operating Expenses of the Base Year, then Tenant shall pay Landlord, as a Rent Adjustment for such calendar year, Tenant's Proportionate Share of such increase.

          B. If the amount of Taxes attributable to any calendar year during the Term is greater than the Taxes of the Base Year, then Tenant shall pay Landlord as a Rent Adjustment for such calendar year, Tenant's Proportionate Share of such increase.

The obligation of Tenant to pay the Rent Adjustments shall survive the termination of the Lease.

22.03 PAYMENT OF RENT ADJUSTMENT DEPOSIT. Tenant shall pay Landlord the Rent Adjustment Deposit in the same manner as the Monthly Base Rent commencing with the first day of the Term. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease.

22.04 STATEMENT OF LANDLORD. As soon as feasible after the expiration of each calendar year of this Lease, Landlord will furnish Tenant a statement showing the following:

   (i)   Operating Expenses and Taxes for the Adjustment Year;

   (ii) The amount of Rent Adjustments due Landlord for the Adjustment Year, less credit for Rent Adjustment Deposits paid, if any (this will be a lump sum due Landlord or a credit to Tenant which will be applied to future Rent Adjustments); and

   (iii) The Rent Adjustment Deposit due in the calendar year next following the Adjustment Year including the amount or revised amount due for months prior to the rendition of the statement.

Tenant shall pay to Landlord the amounts due in accordance with said statement. Monthly Base Rent shall be paid as provided in Article 3, the lump sum Rent Adjustment shall be paid within ten (10) days after receipt of such statement, and Rent Adjustment Deposits shall be paid as provided in Section 22.03. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of Section 22.03 or this Section 22.04. Notwithstanding the foregoing, in no event shall the Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent.

22.05 PARTIAL OCCUPANCY. For purposes of determining adjustments to installments of Monthly Base Rent for any Adjustment Year if the Building is less than 90% rented during all or a portion of any year subsequent to the Base Year, Landlord may elect to make an appropriate adjustment of the Operating Expenses to such year employing sound accounting and management principles, to determine the amount of the Operating Expenses that would have been paid or incurred by Landlord had the Building been 90% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expenses may be proportionally allocated among such related calendar years.

22.06 BOOKS AND RECORDS. Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with generally acceptable accounting principles and management practices. Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours at any time within ten (10) days following the furnishing by Landlord to Tenant of such statement. Unless Tenant shall take written exception to any time within thirty (30) days after the furnishing of the foregoing statement, such statement shall be considered as final and accepted by Tenant. Any amount due to Landlord as shown on any such statement, whether or not written exception is taken thereto, shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the statement, without prejudice to any such written exception.

                                   ARTICLE 23

                              REAL ESTATE BROKERS

Tenant represents that, except for the brokers listed in Section 1.01(N) above, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify and hold harmless Landlord and Manager from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representations.

                                   ARTICLE 24

                         SUBORDINATION AND ATTORNMENT

24.01 SUBORDINATION. Landlord may execute and deliver a mortgage or a trust deed in the nature of a mortgage, both sometimes hereinafter referred to as "Mortgage," against the Building, the Land or any interest therein including a ground lease thereof (the "Ground Lease") and sell and leaseback the underlying Land. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any Ground Lease of the Land and/or the Building, now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof, and to the lien of the mortgage now or hereafter existing against the Land and/or the Building, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such further instruments subordinating this Lease to any such Ground Lease or to the lien of any such mortgage as may be requested in writing by Landlord from time to time. Tenant acknowledges that its title is and always shall be subordinate to the title of the owner of the Land and the Building, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of the owner of the Land or the Building. Notwithstanding anything to the contrary contained herein, any mortgagee by notice in writing to the Tenant may subordinate its mortgage to this Lease.

24.02 ATTORNMENT. In the event of the cancellation of termination of any such Ground Lease described in Section 24.01 above in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then landlord, shall attorn to and recognize such ground lessor, mortgagee or purchaser in foreclosure as Tenant's landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment. This Lease may be terminated by the mortgagee or ground lessor it Tenant is named as a party and served with process in any applicable proceeding and a warrant or judgment for possession of the Premises is issued in such proceeding or a foreclosure sale is held. However, if Tenant is not named as a party in such proceeding, then Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such ground lease termination or mortgage foreclosure.

24.03 ATTORNEY-IN-FACT. As and for additional security for the performance of its duties hereunder and to induce Landlord to enter into this Lease, Tenant shall execute promptly such instruments or certificates to carry out the intent of Article 20 and Sections 24.01 and 24.02 above as shall be requested by Landlord, or any mortgagee. Tenant hereby irrevocably appoints Landlord, as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates. If within fifteen
(15) days after the date of a written request by Landlord, or any mortgagee to execute such instruments, Tenant shall not have executed the same, Landlord may, at its option, cancel this Lease without incurring any liability on account thereof, and the Term hereby granted is expressly limited accordingly.

24.04 MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees and/or trust deed holders and any ground lessors, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagees and/or trust deed holders and any ground lessors. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders and any ground lessors shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Such period of time shall be extended by any period within which such mortgagee and/or trust deed holder and ground lessor is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for mortgagee and/or trust deed holder and ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the ground lessor or the mortgagee.



                                   ARTICLE 25

                                    NOTICES

All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and delivered, whether or not received, when deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, at the following addresses (a) to Landlord: F. C. Tucker Company Inc., 2500 One American Square, Box 82055, Indianapolis,
Indiana 46282-0002, Attention: Vice President, Property Management Division, with copies to F. C. Tucker Company, Inc., Building Manager, 151 North Delaware Street, Indianapolis, Indiana 46204; or such other address as Landlord shall designate by written notice to Tenant; and (b) to Tenant: At the address specified in Section 1.01(C) prior to the Commencement Date, and at the Premises after the Commencement Date, or such other address as Tenant shall designate by written notice to Landlord.

                                  ARTICLE 26

                                 EXCULPATION

If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

The reference to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt) the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and Landlord's transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

                                   ARTICLE 27

                                 MISCELLANEOUS

27.01 LATE CHARGES. All Rent as defined in Section 3 (unless otherwise provided herein, and other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as herein before provided) owed by the Tenant to the Landlord hereunder shall be paid in advance on or before the first day of each calendar month. All such amounts (including without limitation Monthly Base Rent, Rent Adjustments, and Rent Adjustment
Deposits) shall bear interest from the date due until the date paid at the annual rate of 2% above the prime rate of interest publicly announced from time to time by NBD Bank, N.A. or such other bank acceptable to Landlord in the event that NBD Bank, N.A. ceases to announce a prime rate of interest, or at the maximum legal rate of interest, allowed by law, if such maximum legal rate is applicable and lower. In the event that a check or draft of Tenant is returned to Landlord uncollected for any reason, then there shall be added to the amount due a service charge for one hundred dollars ($100.00) for such uncollected check or draft, which charge shall be in addition to any late charges payable by Tenant as a result of such nonpayment.

27.02 ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written.

27.03 NO OPTION. The execution of this Lease by Tenant and delivery of same to Landlord or Manager does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease. This Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Manager shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for 30 days after such execution and delivery. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other government person or body authorizing the execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and the authority of the party executing the Lease as having been duly authorized to do so.

27.04 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

27.05 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING. In the event of any sale or other transfer of the Building, Landlord and the seller or transferor (and the beneficiaries of any selling or transferring land trusts) shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer.

27.06 BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

27.07 MODIFICATION OF LEASES. Should any mortgagee, leasehold or otherwise, require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

27.08 CAPTIONS. The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

27.09 APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Indiana. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

27.10 TIME. Time is of the essence of this Lease and the performance of all obligations hereunder.

27.11 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

27.12 RIDERS. All Riders and exhibits attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

27.13 RECORDING OF LEASE. This Lease shall not be recorded without the prior written consent of Landlord.

27.14 INITIAL IMPROVEMENTS TO THE PREMISES. Landlord agrees, at its expense, to make all initial improvements to the Premises in accordance with drawings and specifications that are subject to Landlord's approval in writing prior to commencement of the work.

27.15 PARKING SPACES. Provided Tenant is not in default hereunder, Tenant shall have the right to park in the number of parking spaces described in Section 1.01(P) in the parking garage adjacent to the Building ("Parking Spaces"). Tenant shall pay the monthly rental rate for the Parking Spaces established by Landlord, in its sole discretion from time to time. It is acknowledged and agreed that the Parking Spaces are not reserved specifically for Tenant's use.

27.16 LEGAL PROCEEDINGS. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever rising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

27.17 NO REPRESENTATIONS. Landlord or Landlord's agents have made no representations or promises with respect to the Building or Premises except as herein expressly set forth.

27.18 NO PRESUMPTION. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

27.19 INDEPENDENT CONTRACTORS. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

27.20 GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number any other lender as the context may require.

27.21 CREDITS. In the event that Tenant is in arrears in payment of any, Rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

27.22 RIGHT TO TERMINATE. Provided that Tenant is not in default hereunder, Tenant shall have the right to terminate this Lease, effective as of December 31, 1998, in consideration of the payment of a termination fee in the amount of $23,508.00, provided that written notice of termination is received by Landlord on or before August 31, 1998. The failure of Tenant to deliver said notice to Landlord on or before said date shall constitute an irrevocable waiver of said right. The termination fee shall be paid to Landlord on December 31, 1998.

27.23 RIGHT OF FIRST OPPORTUNITY. Provided that Tenant is not in default hereunder, during the period from January 1, 1996 through December 31, 1998, Tenant shall have the continuing right of first opportunity to lease and occupy the space designated by hatched lines on the attached Exhibit A ("Expansion Space") during the Term of this Lease. Tenant shall exercise such right in a writing delivered to Landlord not later than ten (10) days after receiving written notice that the Expansion Space is, or is about to become, available for lease, (which notice shall also set forth the rental rate described below) and the failure to do so shall constitute an irrevocable waiver of said right. Rental to be paid by Tenant for the Expansion Space shall be a rental rate equal to the then-prevailing market rate for comparable space in first-class buildings located in downtown Indianapolis, Indiana at the time said right is exercised by Tenant, and Tenant's Proportionate Share shall be increased to reflect the addition of the Expansion Space to the Premises. All improvements to the Expansion Space shall be made by Landlord, at its expense, in accordance with drawings and specifications which are subject to Landlord's approval. Tenant must exercise said right as to all of the Expansion Space that may become available for lease and may not exercise the right as to only a portion of that space. In the event Tenant exercises its rights under this
Section 27.23, Tenant shall have irrevocably waived its right to terminate under
Section 27.22 hereof.


IN WITNESS WHEREOF, the parties' duty authorized representatives have executed this Lease on the date stated in subparagraph (D) of Article 1 hereof.


                       MET LIFE INTERNATIONAL REAL ESTATE PARTNERS
                       LIMITED PARTNERSHIP, a Delaware limited partnership, by Met Life Real Estate Advisors, Inc., its general partner


                       By:      John F. Loeth
                                -------------------------

                       Printed: John F. Loeth
                                -------------------------

                       Title:   Vice President
                                -------------------------
                                         "Landlord"


                        NATIONAL TECHTEAM, INC., A Delaware corporation

                        By:     Lawrence A. Mills
                                -------------------------

                        Printed: Lawrence A. Mills
                                -------------------------

                        Title:  Chief Operating Officer
                                -------------------------
                                      "Tenant"

                                 EXHIBIT "A"

Attached to and made a part of the lease for office space on the () () floor to Market Square Center dated this 27 day of November, 1995.

----------------------------------------    ------------------------------------
MET LIFE INTERNATIONAL REAL ESTATE          NATIONAL TECHTEAM, INC., a Delaware
PARTNERS LIMITED PARTNERSHIP, a Delaware    Corporation
limited partnership by Met Life Real
Estate Advisors, Inc., its general partner

LANDLORD                                     TENANT




                        [FLOOR PLAN OF MARKET SQUARE CENTER]






LAMSON & CONDON [LOGO]                                 MARKET SQUARE CENTER
  ARCHITECTURE                                            BASEMENT LEVEL